UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2012

HILL INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33961	20-0953973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Lippincott Centre, Marlton, NJ 08053

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (856) 810-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Hill International, Inc. (the “Company”) held its annual meeting of stockholders on June 11, 2012. At the meeting, the stockholders elected for a term of three years the two directors nominated by the Company’s Board of Directors. In addition, the stockholders approved an amendment to the Company’s amended and restated certificate of incorporation to increase by 25,000,000 shares the number of authorized shares of Common Stock and approved an increase in the number of shares issuable under the Hill International, Inc. 2006 Employee Stock Option Plan to 8,000,000 shares, as follows:

Election of Director Nominees

Director	For	Withheld	Broker Non-Votes

Camille S. Andrews	21,990,884	11,252,237	4,707,452
Brian W. Clymer	22,282,562	10,960,559	4,707,452

Proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 75,000,000 to 100,000,000

For	Against	Abstain	Broker Non-Votes
33,194,899	3,537,100	9,221	0

Proposal to approve an increase in the shares authorized for issuance under the Hill International, Inc. 2006 Employee Stock Option Plan to 8,000,000

For	Against	Abstain	Broker Non-Votes
19,770,272	12,368,217	1,104,632	4,707,452

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Hill International, Inc. 2006 Employee Stock Option Plan, as amended June 11, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL INTERNATIONAL, INC.

	By:	/s/ John Fanelli III
	Name:	John Fanelli III
Dated: June 14, 2012	Title:	Senior Vice President and Chief Financial Officer

3